UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 30, 2022

VoIP-PAL.COM INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-55613	98-0184110
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7215 Bosque Blvd., Suite 102, Waco, TX	76710-4020
(Address of Principal Executive Offices)	(Zip Code)

1-954-495-4600

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sale of Equity Securities

On May 30, 2022, VoIP-Pal.Com Inc. (the “Company”) issued warrants to purchase an aggregate of 410,000,000 shares of the Company’s common stock (collectively, the “Warrants”) to certain officers, directors and consultants of the Company (collectively, the “Warrantholders”). Each Warrant is exercisable into one share of the Company’s common stock at a price of $0.025 per share for a period of five years, but is subject to vesting conditions, the substance of which provide that the Warrants will only vest upon the earlier of (i) a definitive agreement in respect of a change of control transaction being executed by the Company or the Company and certain of the Company’s stockholders, as the case may be, or (ii) the board of directors of the Company (the “Board”) approving an accelerated vesting schedule in such form as the Board may determine in its sole discretion.

In consideration for the issuance of the Warrants, the Warrantholders agreed to forgive certain accrued, unpaid salary and other compensation that was either due and owing to them by the Company or to which the Warrantholders would have become entitled during the Company’s next two fiscal years. In addition, the Company issued the Warrants in recognition of certain advice and assistance provided by the Warrantholders to the Company for which the Company believed the Warrantholders had not been adequately compensated.

Also on May 30, 2022, the Company granted options to purchase an aggregate of 77,000,000 shares of the Company’s common stock (collectively, the “Options”) to certain consultants of the Company (collectively, the “Optionees”). Each Option is exercisable into one share of the Company’s common stock at a price of $0.025 per share for a period of five years, and is subject to the terms of the Company’s incentive stock option plan (the “Plan”). Of the Options, 47,000,000 vested immediately, while the balance of 30,000,000 vest in two tranches: 50% on the date of grant and 50% on the 12-month anniversary of the date of grant.

A copy of the Plan was included as Exhibit 10.2 to the Company’s most recent annual report on Form 10-K, filed with the Securities and Exchange Commission on December 15, 2021.

Importantly, there is no overlap between the Warrantholders and the Optionees.

The Warrants and the Options were issued and granted to the Warrantholders and the Optionees, respectively, in private transactions in reliance upon the exemptions from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 903 of Regulation S promulgated under the Securities Act. The Company’s reliance on Section 4(2) was based on the fact that the issuances and grants to U.S. persons did not involve a “public offering” and the applicable Warrantholders and Optionees provided representations to the Company that they acquired the Warrants and the Options, respectively, for investment purposes and not with a view to any resale, distribution or other disposition in violation of United States securities laws or applicable state securities laws. The Company’s reliance on Rule 903 of Regulation S was based on the fact that the relevant Warrants and Options were issued and granted in “offshore transactions”, as that term is defined in Rule 902(h) of Regulation S. The Company did not engage in any directed selling efforts in the United States in connection with the granting of the applicable Warrants and Options, and the relevant Warrantholders and Optionees were not U.S. persons and did not acquire the Warrants or Options for the account or benefit of any U.S. person.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DATED: June 2, 2022	By:	/s/ Emil Malak
Emil Malak
Chief Executive Officer